Exhibit 24.2


INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statement of ESG Re Limited on Form S-8 of our report dated March 8, 1999, appearing in the Annual Report on Form 10-K of ESG Re Limited for the year ended December 31, 1998.


Deloitte & Touche
Chartered Accountants

Hamilton, Bermuda
March 10, 2000



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